UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLIANCE RECOVERY CORP.

(Exact name of Registrant as specified in its charter)

Delaware	30-0077338
(State of Incorporation)	(I.R.S. Employer Identification No.)

#390-1285 N. Telegraph Road Monroe, Michigan	48162-3368
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered

Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: No. 333-121659

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE OF $0.01

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission (File No. 333-121659) is incorporated by reference to this registration statement.

Item 2. Exhibits

The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-121659 on December 27, 2004. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Certificate of Incorporation and Amendments
3.2	Bylaws
10.1	Peter Vaisler Employment Agreement
10.2	Peter Vaisler Consulting Agreement
10.3	Mirador Consulting, Inc., Consulting Agreement

The following Exhibits are incorporated herein by reference from the Registrant’s Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC File No. 333-121659 on April 21, 2005. Such exhibits are incorporated by reference pursuant to Rule 12b-32:

10.4	2005 Mirador Consulting, Inc., Consulting Agreement

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18th day of April 2006.

ALLIANCE RECOVERY CORP.

By:	/s/ Peter Vaisler
Peter Vaisler
President, Chief Executive Officer